Exhibit 4.5

AMENDMENT AND CONSENT

AMENDMENT AND CONSENT, dated as of August 18, 2009 (this "Amendment and Consent"), is given by Steel Partners II, L.P. pursuant to the Amended and Restated Credit Agreement, dated as of July 17, 2007 (the "Credit Agreement"), by and among Steel Partners II. L.P., as lender (such lender, together with its successors and permitted assigns, is referred to hereinafter each individually as the "Lender"), BAIRNCO CORPORATION, a Delaware corporation ("Parent"), and each of Parent's Subsidiaries identified on the signature pages thereof as a Borrower (such Subsidiaries, together with Parent, are referred to hereinafter each individually as a "Borrower", and collectively, jointly and severally, as the "Borrowers"), and each of Parent's Subsidiaries identified on the signature pages thereof as a Guarantor (such Subsidiaries are referred to hereinafter each individually as a "Guarantor", and individually and collectively, jointly and severally, as the "Guarantors"; and together with Borrowers, each a "Loan Party" and collectively, the "Loan Parties").

WHEREAS, the Loan Parties are entering into a Subordinated Loan and Security Agreement, dated as of the date hereof between Parent and WHX Corporation, a Delaware corporation (“WHX”), in the form attached hereto as Exhibit A (the “WHX Subordinated Loan Agreement”) and a Guarantee and Security Agreement, also as of the date hereof, to secure the obligations of the Loan Parties to WHX under the WHX Subordinated Loan Agreement; and

WHEREAS, the Loan Parties have requested that the Lender consent to the creation by the Loan Parties of certain Liens in favor of WHX upon the assets of the Loan Parties; and

WHEREAS, the Lender is willing to provide such consent on and subject to the terms set forth herein including certain amendments to the Credit Agreement,

WHEREAS, Borrowers and Lender are willing to make such amendments, subject to terms and conditions set forth herein;

WHEREAS, by this Amendment, Borrowers, Guarantors and Lender desire and intend to evidence such amendments:

NOW THEREFORE, in consideration of these premises and other good and valuable consideration, the parties hereto hereby agree as follows:

1.  Definitions.  Schedule 1.1 to the Credit Agreement, Definitions, is hereby modified and amended by adding the following definitions in the appropriate alphabetical order:

""Amendment No. 2" means Amendment No. 2 to Credit Agreement, dated as of August 18, 2009, by and among the Loan Parties and the Lender."

""Amendment No. 2 Effective Date" means the date Amendment No. 2 becomes effective pursuant to Section 2 of Amendment No. 2."

“Loan Documents” means this Agreement, the Canadian Guaranty, the Canadian Security Documents, the Cash Management Agreements, the Collateral Access Agreements, the Control Agreements, the Copyright Security Agreement, the Guaranty, the Intercreditor and Subordination Agreement, the Mortgages, the Patent Security Agreement, the Security Agreement, the Trademark Security Agreement, any note or notes executed by a Borrower in connection with this Agreement and payable to a Lender, the WHX Subordination Agreement, the WHX Subordinated Loan Agreement, and any other agreement entered into, now or in the future, by any Loan Party or any of their Subsidiaries, and any Lender in connection with this Agreement.

“Permitted Liens” means (a) Liens held by Lender to secure the Obligations (provided that such Liens are subject to the provisions of the Subordination Agreement), (b) Liens for unpaid taxes, assessments, or other governmental charges or levies that either (i) are not yet delinquent, or (ii) do not have priority over the Lender’s Liens and the underlying taxes, assessments, or charges or levies are the subject of Permitted Protests, (c) judgment Liens that do not constitute an Event of Default under Section 7.7 of the Agreement, (d) Liens set forth on Schedule P-2, provided that any such Lien only secures the Indebtedness that it secures on the Closing Date and any Refinancing Indebtedness in respect thereof, (e) the interests of lessors under operating leases, (f) purchase money Liens or the interests of lessors under Capital Leases to the extent that such Liens or interests secure Permitted Purchase Money Indebtedness and so long as (i) such Lien attaches only to the asset purchased or acquired and the proceeds thereof, and (ii) such Lien only secures the Indebtedness that was incurred to acquire the asset purchased or acquired or any Refinancing Indebtedness in respect thereof, (g) Liens arising by operation of law in favor of warehousemen, landlords, carriers, mechanics, materialmen, laborers, or suppliers, incurred in the ordinary course of business and not in connection with the borrowing of money, and which Liens either (i) are for sums not yet delinquent, or (ii) are the subject of Permitted Protests, (h) Liens on amounts deposited in connection with obtaining worker’s compensation or other unemployment insurance, (i) Liens on amounts deposited in connection with the making or entering into of bids, tenders, or leases in the ordinary course of business and not in connection with the borrowing of money, (j) Liens on amounts deposited as security for surety or appeal bonds in connection with obtaining such bonds in the ordinary course of business, (k) (i) with respect to any Real Property Collateral, any encumbrance or restriction contained in Schedule B of the title insurance policies for such Real Property which have been approved by Lenders, shown on the surveys listed on Schedule P-3 with respect to such Real Property, or such other encumbrances, restrictions, easements, rights of way, and zoning restrictions that do not materially interfere with or impair the use or operation thereof, and (ii) with respect to all other Real Property, encumbrances, restrictions, easements, rights of way, and zoning restrictions that do not materially interfere with or impair the use or operation thereof, (l) Liens held by Working Capital Agent to secure the Working Capital Indebtedness, so long as such Liens are subject to the provisions of the Intercreditor Agreement, (m) Liens held by Term A Agent to secure the Term A Indebtedness and (n) Liens held by WHX to secure the obligations under the WHX Subordinated Loan Agreement, so long as such Liens are subject to the provisions of the WHX Subordination Agreement.  For the avoidance of doubt and notwithstanding anything to the contrary contained herein, under no circumstances shall Permitted Liens include any Liens imposed under the IRC or ERISA, or otherwise, that secures any liability or obligation with respect to any Employee Plan.”

WHX Subordination Agreement” means that certain Subordination Agreement, dated as of August 18, 2009, by and between Lender and WHX, and acknowledged and consented to by each Borrower and each Guarantor.

“WHX Subordinated Loan Agreement” means that certain Subordinated Loan and Security Agreement, dated as of August 18, 2009, between Parent and WHX.

“WHX Subordinated Loan Documents” means the “Loan Documents” as such term is defined in the WHX Subordinated Loan Agreement and any documents, instruments and agreements entered into in connection with any amendment, supplemented, restated, replaced and refinanced from time to time in accordance with the terms thereof, in each case, to the extent permitted under the terms of the Agreement and the WHX Subordination Agreement.”

2.  Conditions to Effectiveness.  The effectiveness of this Amendment is subject to the fulfillment, in a manner satisfactory to the Lender, of each of the following conditions precedent (the date such conditions are fulfilled or waived by the Lender is hereinafter referred to as the “Amendment No. 2 Effective Date”):

(a)           Representations and Warranties; No Event of Default.  The representations and warranties herein, in Section 4 of the Credit Agreement and in each other Loan Document and certificate or other writing delivered to the Lender pursuant hereto on or prior to the Amendment No. 2 Effective Date shall be true and correct in all material respects (except that such materiality qualifier shall not be applicable to any representations and warranties that already are qualified or modified by materiality in the text thereof) after giving effect to this Amendment on and as of the Amendment No. 2 Effective Date as though made on and as of such date (except to the extent such representations and warranties expressly relate to an earlier date), and no Default or Event of Default shall have occurred and be continuing on the Amendment No. 2 Effective Date or would result from this Amendment becoming effective in accordance with its terms.

(b)           Delivery of Documents.  Lender shall have received the following, each in form and substance satisfactory to Lender and, unless indicated otherwise, dated the Amendment No. 2 Effective Date:

(i)                      counterparts of this Amendment, duly executed by each Loan Party;

(ii)                     fully executed copies of the WHX Subordinated Loan Documents;

(iii)                    such other agreements, instruments, approvals, opinions and other documents as Lender may reasonably request.

3.  Consent.  Notwithstanding anything to the contrary in the Credit Agreement, the other Loan Documents or the Intercreditor Agreement, Lender hereby consent to a prepayment of the Term Loan (as such term is defined in the Credit Agreement) by Parent to the Term Loan Agent on the date hereof in an aggregate amount not to exceed $3,000,000.

4.  Representations and Warranties.  Each of Borrowers and the Guarantors represents and warrants as follows:

(a) The execution, delivery and performance by Borrowers or such Guarantor of this Amendment and the performance by the Borrowers or such Guarantor of the Credit Agreement, as amended hereby, have been duly authorized by all necessary action, and the Borrowers or such Guarantor has all requisite power, authority and legal right to execute, deliver and perform this Amendment and to perform its obligations under the Credit Agreement, as amended hereby.

(b) This Amendment and the Credit Agreement, as amended hereby, is a legal, valid and binding obligation of the Borrowers or such Guarantor, enforceable against the Borrowers or such Guarantor in accordance with the terms thereof, except as enforcement may be limited by equitable principles or by bankruptcy, insolvency, reorganization, moratorium, or similar laws relating to or limiting creditors’ rights generally.

(c) The representations and warranties contained in Section 4 of the Credit Agreement are true and correct in all material respects (except that such materiality qualifier shall not be applicable to any representations and warranties that already are qualified or modified by materiality in the text thereof) after giving effect to this Amendment on and as of the Amendment No. __ Effective Date as though made on and as of the Amendment No. __Effective Date (except to the extent such representations and warranties expressly relate to an earlier date), and no Event of Default or Default has occurred and is continuing on and as of the Amendment No. __ Effective Date, or would result from this Amendment becoming effective in accordance with its terms.

5.  Reaffirmations and Acknowledgments.

(a) Reaffirmation of Guaranty.  Each Guarantor consents to the execution and delivery by the Borrowers of this Amendment and jointly and severally ratifies and confirms the terms of the Guaranty contained in the Credit Agreement with respect to the indebtedness now or hereafter outstanding under the Credit Agreement as amended hereby and all promissory notes issued thereunder.

(b) Acknowledgment of Security Interests. Each Loan Party hereby acknowledges that, as of the date hereof, the security interests and Liens granted to the Lender under the Credit Agreement and the other Loan Documents are in full force and effect and are enforceable in accordance with the terms of the Credit Agreement and the other Loan Documents.

6.  Miscellaneous.

(a) Continued Effectiveness of the Credit Agreement.  Except as otherwise expressly provided herein, the Credit Agreement and the other Loan Documents are, and shall continue to be, in full force and effect and are hereby ratified and confirmed in all respects, except that on and after the Amendment No. 2 Effective Date (i) all references in the Credit Agreement to “this Agreement”, “hereto”, “hereof”, “hereunder” or words of like import referring to the Credit Agreement shall mean the Credit Agreement as amended by this Amendment, and (ii) all references in the other Loan Documents to the “Credit Agreement”, “thereto”, “thereof”, “thereunder” or words of like import referring to the Credit Agreement shall mean the Credit Agreement as amended by this Amendment.  To the extent that the Credit Agreement or any other Loan Document purports to pledge to Lender, or to grant to Lender, a security interest or lien, such pledge or grant is hereby ratified and confirmed in all respects.  Except as expressly provided herein, the execution, delivery and effectiveness of this Amendment shall not operate as an amendment of any right, power or remedy of the Lender under the Credit Agreement or any other Loan Document, nor constitute an amendment of any provision of the Credit Agreement or any other Loan Document.

(b) No Waiver.  This Amendment is not a waiver of, or consent to, any Default or Event of Default now existing or hereafter arising under the Credit Agreement or any other Loan Document, and the Lender expressly reserves all of its rights and remedies under the Credit Agreement and the other Loan Documents, under applicable law or otherwise.  The waivers, consents and modifications herein are limited to the specific instances and for the specific purposes set forth herein, shall not apply to any facts or occurrences other than those on which the same are based, shall not excuse the future non-compliance with the Loan Documents, and shall not operate as a consent to any further or other matter under the Loan Documents.

(c) Counterparts.  This Amendment may be executed in any number of counterparts and by different parties hereto in separate counterparts, each of which shall be deemed to be an original, but all of which taken together shall constitute one and the same agreement.  Delivery of an executed counterpart of this Amendment by telefacsimile or electronic mail shall be equally as effective as delivery of an original executed counterpart of this Amendment.

(d) Headings.  Section headings herein are included for convenience of reference only and shall not constitute a part of this Amendment for any other purpose.

(e) Costs and Expenses.  The Borrowers agree to pay on demand all reasonable fees, costs and expenses of the Lender in connection with the preparation, execution and delivery of this Amendment.

(f) Amendment as Loan Document.  The Borrowers and each Guarantor hereby acknowledge and agree that this Amendment constitutes a “Loan Document” under the Credit Agreement.  Accordingly, it shall be an Event of Default under the Credit Agreement if (i) any representation or warranty made by the Borrowers or any Guarantor under or in connection with this Amendment shall have been untrue, false or misleading in any material respect when made, or (ii) the Borrowers or any Guarantor shall fail to perform or observe any term, covenant or agreement contained in this Amendment.

(g) Governing Law.  This Amendment shall be governed by the laws of the State of New York for contracts made and to be wholly performed within such state.

(h) Waiver of Jury Trial.  THE PARTIES HERETO HEREBY IRREVOCABLY WAIVE THEIR RESPECTIVE RIGHTS TO A JURY TRIAL OF ANY CLAIM OR CAUSE OF ACTION BASED UPON OR ARISING OUT OF THIS AMENDMENT OR ANY OF THE TRANSACTIONS CONTEMPLATED HEREIN, INCLUDING CONTRACT CLAIMS, TORT CLAIMS, BREACH OF DUTY CLAIMS, AND ALL OTHER COMMON LAW OR STATUTORY CLAIMS.

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IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be executed and delivered as of the date first above written.

BORROWERS:	ARLON, INC., a Delaware corporation

	By:	/s/
Title:

ARLON VISCOR LTD., a Texas limited partnership

	By:	Arlon Partners, Inc., Its General Partner

	By:	/s/
Title:

ARLON SIGNTECH, LTD., a Texas limited partnership

	By:	Arlon Partners, Inc., Its General Partner

	By:	/s/
Title:

KASCO CORPORATION, a Delaware corporation

	By:	/s/
Title:

SOUTHERN SAW ACQUISITION CORPORATION, a Delaware corporation

	By:	/s/
Title:

PARENT:	BAIRNCO CORPORATION, a Delaware corporation

	By:	/s/
Title:

SUBSIDIARY GUARANTORS:	ARLON PARTNERS, INC., a Delaware corporation

	By:	/s/
Title:

ARLON MED INTERNATIONAL LLC, a Delaware limited liability company

	By:	/s/
Title:

ARLON ADHESIVES & FILMS, INC., a Texas corporation

	By:	/s/
Title:

KASCO MEXICO LLC, a Delaware limited liability company

	By:	/s/
Title:

LENDER:	STEEL PARTNERS II, L.P., a Delaware limited partnership, as Lender

By: STEEL PARTNERS, L.L.C General Partner

	By:	/s/
Name:
Title: